LOWER LAKES TOWING LTD.
Interim Condensed Consolidated Balance Sheets - Unaudited
(U.S. Dollars)
================================================================================

                                                                 December 31,
                                                                     2005        March 31, 2005
                                                                 ------------    --------------
ASSETS
CURRENT
       Cash                                                      $  1,846,369     $    644,122
       Cash reserved for repairs and drydock expenditures             645,708        2,190,647
       Accounts receivable, net (Note 2)                            8,125,659        1,685,766
       Prepaid expenses and other current assets                    2,347,396        1,847,480
       Deferred income taxes                                          123,378           69,290
----------------------------------------------------------------------------------------------
                                                                   13,088,510        6,437,305
CAPITAL ASSETS, NET (Note 3)                                       34,790,439       36,177,363
DEFERRED INCOME TAXES                                               5,335,159        5,683,578
DEFERRED DRYDOCK AND FINANCING COSTS (Note 4)                       5,836,504        5,329,751
----------------------------------------------------------------------------------------------
                                                                 $ 59,050,612     $ 53,627,997
==============================================================================================
LIABILITIES
CURRENT
       Bank indebtedness (Note 5)                                $  1,077,023     $    511,565
       Accounts payable                                             4,281,536        4,928,684
       Accrued liabilities                                          1,720,917        1,464,976
       Deferred income taxes                                          582,330          475,243
       Current portion of long-term debt - senior (Note 6)          2,501,328        2,035,016
       Current portion of long-term obligation - vessel lease         350,000          350,000
----------------------------------------------------------------------------------------------
                                                                   10,513,134        9,765,484
----------------------------------------------------------------------------------------------
LONG-TERM DEBT - SENIOR (Note 6)                                   19,407,938       19,417,983
LONG-TERM DEBT - SUBORDINATED (Note 6)                             21,956,525       19,882,793
LONG-TERM OBLIGATION - VESSEL LEASE                                 1,758,132        1,786,134
DEFERRED INCOME TAXES                                               4,233,537        3,335,088
CONVERTIBLE NOTES                                                  10,057,529        9,670,061
----------------------------------------------------------------------------------------------
                                                                   57,413,661       54,092,059
----------------------------------------------------------------------------------------------
MINORITY INTEREST (Note 1)                                                 --               --
----------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' DEFICIENCY
       Share capital                                                1,383,575        1,383,575
       Due from shareholder                                        (1,720,016)      (1,720,016)
       Additional paid-in capital                                   1,482,353        1,482,353
       Accumulated deficit                                         (4,987,472)      (6,872,923)
       Accumulated other comprehensive loss                        (5,034,623)      (4,502,535)
----------------------------------------------------------------------------------------------
                                                                   (8,876,183)     (10,229,546)
----------------------------------------------------------------------------------------------
                                                                 $ 59,050,612     $ 53,627,997
==============================================================================================

LOWER LAKES TOWING LTD.
Interim Condensed Consolidated Statements of Operations- Unaudited
(U.S. Dollars)
================================================================================

                                                       Nine Months Ended December 31,
                                                       -----------------------------
                                                           2005             2004
                                                       ------------     ------------
REVENUE                                                $ 54,244,898     $ 45,114,403
------------------------------------------------------------------------------------
 EXPENSES
  Outside voyage charter fees                             4,478,259        3,279,073
  Vessel operating expenses                              37,006,508       28,588,955
  Repairs and maintenance                                   104,172          146,816
  Administration                                          2,141,849        1,610,140
  Depreciation                                            2,837,257        2,329,611
  Amortization of deferred drydock costs (Note 4)           835,171          456,743
  Foreign exchange (gain) loss                               49,274         (110,130)
------------------------------------------------------------------------------------
                                                         47,452,490       36,301,208
------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                    6,792,408        8,813,195
------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
   Interest                                               2,950,971        2,574,398
   Other income                                              (9,632)              --
   Loss on debt extinguishment                                   --          646,070
  Amortization of deferred financing costs (Note 4)         548,041          550,612
------------------------------------------------------------------------------------
                                                          3,489,380        3,771,080
------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST          3,303,028        5,042,115
------------------------------------------------------------------------------------

PROVISION FOR INCOME TAXES                                1,417,577        1,505,065
MINORITY INTEREST                                                --         (189,556)
------------------------------------------------------------------------------------
NET INCOME                                             $  1,885,451     $  3,726,606
====================================================================================
Translation adjustments                                    (532,088)        (400,065)
------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                   $  1,353,363     $  3,326,541
====================================================================================

LOWER LAKES TOWING LTD.
Interim Condensed Consolidated Statements of Cash Flows - Unaudited
(U.S. Dollars)
================================================================================

                                                                                      Nine Months Ended December 31,
                                                                                      -----------------------------
                                                                                          2005             2004
                                                                                      ------------     ------------
OPERATING ACTIVITIES
      Net income                                                                      $  1,885,451     $  3,726,606
      Adjustments to reconcile net income to net cash used by operating activities
             Depreciation                                                                2,837,257        2,329,611
             Amortization of deferred drydock and financing costs (Note 4)               1,383,212        1,007,355
             Interest accrued to debt principal (Note 6)                                 1,222,044        1,087,133
             Deferred income taxes                                                       1,362,521        1,501,000
             Loss on debt extinguishments                                                       --          646,070
             Minority interest (Note 1)                                                         --         (189,556)
         Changes in assets and liabilities:
             Accounts receivable                                                        (6,248,714)      (4,393,696)
             Prepaid expenses and other current assets                                    (455,566)         513,695
             Accounts payable and accrued liabilities                                     (581,079)      (1,318,324)
             Drydock expenditures (Note 4)                                              (1,530,584)        (737,518)
-------------------------------------------------------------------------------------------------------------------
                                                                                          (125,458)       4,172,376
-------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
      Purchase of capital assets                                                          (408,238)         (54,328)
      Cash released (reserved) for repairs and drydock expenditures                      1,544,939       (1,907,366)
-------------------------------------------------------------------------------------------------------------------
                                                                                         1,136,701       (1,961,694)
-------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
      Debt financing costs (Note 4)                                                       (168,660)      (2,583,821)
      Proceeds from long-term debt - senior                                              1,600,000       21,489,939
      Repayment of long-term debt - senior                                              (1,797,174)      (8,891,279)
      Repayment of long-term obligation vessel lease                                       (28,002)              --
      Proceeds of long-term debt - subordinated                                                 --          469,410
      Repayment of long-term debt - subordinated                                                --       (1,173,525)
      Repayment of note payable                                                                 --       (3,886,666)
      Increase (decrease) in bank indebtedness                                             881,973       (6,559,670)
      Proceeds from redemption of warrants                                                      --                2
-------------------------------------------------------------------------------------------------------------------
                                                                                           488,137       (1,135,610)
-------------------------------------------------------------------------------------------------------------------

EFFECT OF FOREIGN EXCHANGE RATES ON CASH                                                  (297,133)         (12,978)

NET CASH FLOW                                                                            1,202,247        1,062,094

CASH, BEGINNING OF PERIOD                                                                  644,122              348
-------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                                                   $  1,846,369     $  1,062,442
===================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
      Payments for interest                                                           $  1,728,925     $  1,487,265
===================================================================================================================
      Payments for income taxes                                                       $    122,745     $    105,462
===================================================================================================================

LOWER LAKES TOWING LTD.
Notes to the Interim Condensed Consolidated Financial Statements - Unaudited December 31, 2005
(U.S. Dollars)
================================================================================

1.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated interim financial statements are prepared in accordance with generally accepted accounting principles in the United States of America for interim financial statements. These unaudited consolidated interim financial statements should be read in conjunction with the most recent annual consolidated financial statements of the Lower Lakes Towing Ltd. and subsidiaries (the "Company") included in the Definitive Proxy Statement on Schedule 14A filed by Rand Logistics Inc. (formerly Rand Acquisition Corporation) with the United States Securities and Exchange Commission on February 3, 2006. The consolidated balance sheet at March 31, 2005 has been derived from the audited financial statements at that date. The unaudited consolidated interim financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the unaudited consolidated financial statements. The accounting policies used in the preparation of these unaudited consolidated interim financial statements are the same as those used in the most recent annual consolidated financial statements for the year ended March 31, 2005.

      Quarterly fluctuations and seasonality

      The nature of the Company's business is such that the earnings in the third quarters of each fiscal year are not typically indicative of the results for the full fiscal year. Revenues and earnings for the first three quarters are significantly greater than the last quarter in the year as the Company's vessels do not have many shipping days during the winter season.

      Minority interest

      As at December 31, 2005, the minority interest account associated with Grand River Navigation Company, Inc. ("Grand River"), a variable interest entity consolidated under generally accepted accounting principles, was $nil (March 31, 2005 - $nil). The loss of $742,481 for the period ended December 31, 2005 applicable to the minority interest exceeded the minority interest in the equity capital of Grand River. As a result, in accordance with ARB No. 51, "Consolidated Financial Statements", the current year loss was applied against Company's consolidated net income. To the extent that Grand River reports future income, the minority interest therein will be reduced to the extent of excess losses previously absorbed by the Company.

2.    ACCOUNTS RECEIVABLE

      Trade receivables are presented net of an allowance for doubtful accounts. The allowance was nil for the third quarter ended December 31, 2005 and 2004. The allowance for doubtful accounts reflects estimates of probable losses in trade receivables. The Company evaluates the collectibility of its trade receivables balances on a weekly basis.

3.    CAPITAL ASSETS

                                               December 31, 2005  March 31, 2005
                                               -----------------   -------------
      Cost
        Vessels                                      $47,634,626     $45,791,048
        Vessel under capital lease                     2,200,000       2,200,000
        Leasehold improvements                         1,632,873       1,631,596
        Engine equipment                                 998,658         910,653
        Furniture and equipment                           26,666          23,187
        Computer equipment                               112,249         100,106
      --------------------------------------------------------------------------
                                                      52,605,072      50,656,590
      --------------------------------------------------------------------------
      Accumulated depreciation
        Vessels                                       16,056,248      13,069,507
        Vessel under capital lease                       350,000         200,000
        Leasehold improvements                           641,895         544,624
        Engine equipment                                 651,482         561,352
        Furniture and equipment                           18,863          16,968
        Computer equipment                                96,145          86,776
      --------------------------------------------------------------------------
                                                      17,814,633      14,479,227
      --------------------------------------------------------------------------
                                                     $34,790,439     $36,177,363
      ==========================================================================

LOWER LAKES TOWING LTD.
Notes to the Interim Condensed Consolidated Financial Statements - Unaudited December 31, 2005
(U.S. Dollars)
================================================================================

4.    DEFERRED DRYDOCK AND FINANCING COSTS

                                           December 31, 2005      March 31, 2005
                                           -----------------      --------------

      Cost
        Drydock expenditures                    $  5,650,956        $  4,021,984
        Deferred finance costs                     4,020,945           3,749,787
      --------------------------------------------------------------------------
                                                   9,671,901           7,771,771
      ==========================================================================
      Accumulated amortization
        Drydock expenditures                       2,386,521           1,492,185
        Deferred finance costs                     1,448,876             949,835
      --------------------------------------------------------------------------
                                                   3,835,397           2,442,020
      --------------------------------------------------------------------------
                                                $  5,836,504        $  5,329,751
      ==========================================================================

      During the nine months ended December 31, the Company incurred drydock expenditures of $1,530,584 (December 31, 2004 - $737,518) and financing costs in the amount of $168,660 (December 31, 2004 - $2,583,821).

      Amortization of drydock expenditures and financing costs for the nine months ended December 31 was $835,171 (December 31, 2004 - $456,743) and $548,041 (December 31, 2004 - $550,612), respectively.

5.    BANK INDEBTEDNESS

      As at December 31, 2005, the Company had an authorized operating line of credit of $6,018,917 (Cdn $7,000,000) (March 31, 2005 - $5,787,037) with its senior lender and had utilized $1,077,023 (March 31, 2005 - $511,565). The line of credit bears interest at Canadian Bankers Acceptance rate plus 4% on Canadian dollar borrowings and U.S. Index Rate plus 2.5% on U.S. dollar borrowings and is secured under the same terms and is subject to the same covenants described in Note 6.

6.    LONG-TERM DEBT

      Senior debt

                                            December 31, 2005     March 31, 2005
                                            -----------------     --------------

      a)    Term loan bearing interest
            at a rate of Canadian
            Bankers Acceptance rate plus
            4%. The loan is repayable
            over a five year term with
            current monthly installments
            of $142,190 (Cdn $166,817)
            plus interest.                       $ 16,851,028       $ 17,443,037

      b)    Term loan bearing interest
            at U.S. Index rate plus 2.5%
            basis points. The loan is
            repayable over a five year
            term with current monthly
            payments of $65,006. The
            term loan is secured by
            assets of Grand River.
            During the quarter ended
            June 30, 2005, Grand River
            increased the original term
            loan by $1.6 million to $5.8
            million to partially finance
            the refit and drydocking of
            the M/V Maumee.                         5,058,238          4,009,962
      --------------------------------------------------------------------------
                                                   21,909,266         21,452,999
      Less amounts due within 12 months             2,501,328          2,035,016
      --------------------------------------------------------------------------
                                                 $ 19,407,938       $ 19,417,983
      ==========================================================================

      Senior debt instrument a) is secured by a first charge against all property, a general security agreement over inventory and equipment, marine mortgages on all vessels owned by the Company and its affiliates as well as assignment of contracts of affreightment and insurance. Senior debt instrument b) is secured by assets of the Grand River; a marine mortgage and collateral marine agreement covering all vessels owned by Grand River.

      The Company is required to comply with certain financial covenants under the senior and subordinated debt agreements. The Company was in compliance with these covenants as at December 31, 2005.

LOWER LAKES TOWING LTD.
Notes to the Interim Condensed Consolidated Financial Statements - Unaudited December 31, 2005
(U.S. Dollars)
================================================================================

6.    LONG-TERM DEBT (Continued)

      Subordinated debt
                                             December 31, 2005    March 31, 2005
                                             -----------------    --------------

      a)    Term loans maturing March
            2008 bearing interest at a
            rate of 8% per annum
            (effective April 1, 2004)
            compounded monthly                    $  6,184,521      $  5,599,441

      b)    Term loan bearing interest
            at a rate of 8% per annum
            (effective April 1, 2004)
            with no payments of
            principal until maturity in
            March 2008.                             15,772,004        14,283,352
      --------------------------------------------------------------------------
                                                  $ 21,956,525      $ 19,882,793
      ==========================================================================

      Subordinated debt is secured by a second charge against all property, and a second marine mortgage on all vessels owned by the Company as well as assignments of contracts of affreightment and insurance. Subordinated debt is denominated in Canadian funds.

      During the year ended March 31, 2004, the Company agreed with the subordinated lenders that no cash interest payments will be made effective December 31, 2003. Non-cash interest of $1,222,044 was recorded during the nine months ended December 31, 2005 (December 31, 2004 - $1,087,133).

      Principal payments are due as follows (excluding future interest charges which are added to principal balances):

               2006                                                  $ 2,501,328
               2007                                                    2,851,541
               2008                                                   25,473,485
               2009                                                    3,695,441
               2010                                                    9,343,995
      --------------------------------------------------------------------------
                                                                     $43,865,791
      ==========================================================================

      In the year ended March 31, 2001, the Company issued 19,524 unsecured, Canadian dollar denominated, non-interest bearing notes convertible into common shares for total proceeds of Cdn $11,696,900. The notes currently have a stated value of USD $10,057,529. The notes are convertible at the option of the holder any time at varying times, the latest being March 28, 2011 at a conversion price of $515 (Cdn $599) per common share. The Company is obligated to pay the principal balance of the notes, if not converted at various times, the latest being March 28, 2011. The notes were assigned to certain of the Company's debt holders in September 2004.

7.    COMMITMENTS AND CONTINGENCIES

      Several legal claims have been filed against the Company. Most of these claims are for insignificant amounts. Given management's assessment that losses were probable and reasonably estimable, and advice from the Company's solicitor, a provision of $225,000 has been provided for claims filed. Management does not anticipate material variations in actual losses from the amounts accrued related to these claims. In the opinion of management and the Company's solicitor, all other claims are not likely to be successful and are insignificant to the Company.

      The Company has entered into a bareboat charter agreement for the McKee Sons barge which expires in 2013. Total charter commitments for the McKee vessel for the next five years are given below.

         2006                                                         $  675,000
         2007                                                            675,000
         2008                                                            675,000
         2009                                                            775,000
         2010                                                            775,000
      --------------------------------------------------------------------------
                                                                      $3,575,000
      ==========================================================================

LOWER LAKES TOWING LTD.
Notes to the Interim Condensed Consolidated Financial Statements - Unaudited December 31, 2005
(U.S. Dollars)
================================================================================

8.    RELATED PARTY TRANSACTIONS

      During the nine months ended December 31, 2005 the Company had sales of $2,191,749 (December 31, 2004 - $1,918,608) and made lease payments of $1,025,000 (December 31, 2004 - $1,025,000) to companies controlled by the shareholder representing the minority interest in Grand River.

      Included in prepaid expenses and other assets is an amount receivable from shareholders and debtholders of approximately $717,000 related to costs incurred by the Company to negotiate an agreement to sell the Company (see
      Note 11). These costs have been reimbursed to the Company on the closing of the transactions executed on March 3, 2006 (see Note 11 and Note 13).

9.    INTEREST EXPENSE

      Interest expense is comprised of the following:

                                                  Nine months ended December 31,
                                                  ------------------------------
                                                     2004                2005
                                                  ----------          ----------

      Bank indebtedness                           $  292,759          $  289,765
      Long-term debt - senior                        843,013           1,117,161
      Long-term debt - subordinated                1,087,134           1,222,045
      Long-term obligation - vessel lease            350,000             322,000
      Other                                            1,492                  --
      --------------------------------------------------------------------------
                                                  $2,574,398          $2,950,971
      ==========================================================================

10.   ECONOMIC DEPENDENCE

      During the nine months ended December 31, the Company derived $27,930,272 (December 31, 2004 - $20,904,730) of its revenue from three customers and purchased $9,026,135 (December 31, 2004 - $5,849,456) of its fuel from one vendor.

11.   MATERIAL AGREEMENT

      The Company's shareholders entered into a Stock Purchase Agreement dated September 2, 2005 to transfer all of their shares in the Company to Rand Logistics Inc. ("Rand", formerly Rand Acquisition Corporation), a Delaware corporation and LL Acquisition Corp., an indirect wholly owned subsidiary of Rand. The shares held by P&B Ships Limited were conditionally sold to the Company for cancellation in exchange for the cancellation of the outstanding note upon completion of the transaction. Subsequent to the Stock Purchase Agreement, Grand River would repurchase the remaining 75% of the issued and outstanding shares presently held by Grand River Holdings, Inc.

LOWER LAKES TOWING LTD.
Notes to the Interim Condensed Consolidated Financial Statements - Unaudited December 31, 2005
(U.S. Dollars)
================================================================================

12.   SEGMENT INFORMATION

      The Company has identified only one reportable segment under Statement of Financial Accounting Standards No.131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131").

      Information about geographic operations is as follows:

                                                 Nine months ended December 31,
                                               ---------------------------------
                                                   2005                  2004
                                               ---------------------------------

      Revenues from external customers
        Canada                                 $31,957,548           $28,325,838
        United States                           22,287,350            16,788,565
      --------------------------------------------------------------------------
                                               $54,244,898           $45,114,403
      ==========================================================================

      Revenues from external customers are allocated based on the country of the legal entity of the Company in which the revenues were recognized

                                           September 30, 2005     March 31, 2005
                                           ------------------------------------
      Capital assets
        Canada                                    $25,524,015        $26,302,917
        United States                               9,266,424          9,874,446
      --------------------------------------------------------------------------
                                                  $34,790,439        $36,177,363
      ==========================================================================

13.   SUBSEQUENT EVENTS

      The transactions contemplated in the Stock Purchase Agreement entered into on September 2, 2005 (see Note 11) were executed on March 3, 2006.

      On March 3, 2006, Lower Lakes, Lower Lakes Transportation and Grand River, as borrowers, entered into a credit agreement (the "Credit Agreement") which provides for a new senior credit facility with a syndicate of lenders, including General Electric Capital Corporation, as agent and as a lender. The new senior credit facility provides for (i) a revolving credit facility under which Lower Lakes may borrow up to Cdn $2,300,000 and an additional seasonal facility of US $2,000,000, subject to limitations,
      (ii) a revolving credit facility under which Lower Lakes Transportation may borrow up to US $3,500,000 and an additional seasonal facility of US $2,000,000, subject to limitations, (iii) a Canadian dollar denominated term loan facility under which Lower Lakes may borrow Cdn $21,200,000, and
      (iv) a US dollar denominated term loan facility under which Grand River may borrow US $4,000,000. Borrowings under the new senior credit facility are required to be used to refinance the borrowers' existing senior credit facility, to finance working capital and for the acquisition of the stock of the borrowers and other general corporate purposes. The full amount of both term loans was extended to the borrowers on March 3, 2006. Rand is neither a party to the Credit Agreement nor a guarantor of any obligations under the Credit Agreement.

      Under the new senior credit facility, the revolving credit facility expires on March 3, 2011. The outstanding principal amount of the Canadian term loan borrowings will be repayable as follows: (i) an aggregate of Cdn $2,120,000 per annum shall be payable in four equal quarterly installments during the first year, (ii) an aggregate of Cdn $2,544,000 shall be payable in four equal quarterly installments in each of the next four years, and (iii) a final payment in the outstanding principal amount of the Canadian term loan shall be payable upon the Canadian term loan facility's maturity on March 3, 2011. The outstanding principal amount of the US term loan borrowings will be repayable as follows: (i) an aggregate of US $400,000 per annum shall be payable in four equal quarterly installments during the first year, (ii) an aggregate of US $480,000 per annum shall be payable in four equal quarterly installments in each of the next four years, and (iii) a final payment in the outstanding principal amount of the US term loan shall be payable upon the US term loan facility's maturity on March 3, 2011.

LOWER LAKES TOWING LTD.
Notes to the Interim Condensed Consolidated Financial Statements - Unaudited December 31, 2005
(U.S. Dollars)
================================================================================

      Borrowings under the Canadian revolving credit facility and Canadian term loan will bear an interest rate per annum, at the borrowers' option, equal to (i) the Canadian Prime Rate (as defined in the new senior credit facility), plus 2% per annum or (ii) the BA Rate (as defined in the new senior credit facility) plus 3% per annum. The US revolving credit facility and the US term loan will bear interest, at the borrowers' option equal to (i) LIBOR (as defined in the new senior credit facility) plus 3.00% per annum, or (ii) the US Base Rate(as defined in the new senior credit facility), plus 2% per annum.

      Obligations under the new senior credit facility are secured by a first priority lien and security interest on all of the borrowers' assets, tangible or intangible, real, personal or mixed, existing and newly acquired, and a pledge by Rand LL Holdings Corp of all of the outstanding capital stock of the borrowers. In addition, all obligations under the new senior credit facility will also be secured by a pledge, with limited exception, of all the outstanding capital stock of the borrowers' subsidiaries. The indebtedness of each borrower under the new credit facility is unconditionally guarantied by each other borrower and by Rand LL Holdings Corp. and such guaranty is secured by a lien on substantially all of the assets of each borrower and Rand LL Holdings Corp.

      Under the new senior credit facility, the borrowers will be required to make mandatory prepayments of principal on term loan borrowings (i) if the outstanding balance of the term loans plus the outstanding balance of the seasonal facilities exceeds the sum of 75% of the fair market value of the vessels owned by the borrowers, less the amount of outstanding liens against the vessels with priority over the Lenders' liens, in an amount equal to such excess, (ii) in the event of certain dispositions of assets and insurance proceeds (all subject to certain exceptions), in an amount equal to 100% of the net proceeds received by the borrowers therefrom, and
      (iii) in an amount equal to 100% of the net proceeds to a borrower from any issuance of a borrower's debt or equity securities.

      The new senior credit facility contains certain covenants, including those limiting borrowers' and their subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature or its business, engage in transactions with related parties, make certain investments or pay dividends. In addition, the new senior credit facility requires the borrowers to maintain certain financial ratios. Failure of the borrowers to comply with any of these covenants or financial ratios could result in the loans under the new senior credit facility being accelerated.